CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in T. Rowe Price International Index Fund, Inc.'s registration statement on Form N-1A ("Registration Statement") of our reports dated November 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of Emerging Markets Stock Fund, European Stock Fund, Global Stock Fund, International Discovery Fund, International Growth & Income Fund, International Stock Fund, Japan Fund, Latin America Fund, New Asia Fund (constituting T. Rowe Price International Funds, Inc.) and Foreign Equity Fund (constituting Institutional International Funds, Inc.) which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.







/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
August 29, 2000